Exhibit 99.1

Plus Therapeutics Announces Closing of Agreement To License Novel Oncology Platform

AUSTIN, Texas, May 11, 2020 (GLOBE NEWSWIRE) -- Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”, “Plus”), today announced the closing of its previously announced definitive agreement to license multiple rare cancer product candidates from private Texas-based radiotherapeutic company NanoTx Therapeutics, Inc.

The transaction terms include an upfront payment of $400,000 in cash and $300,000 in Plus voting stock. Furthermore, the Company may pay up to $136.5 million in development and sales milestone payments and a tiered single-digit royalty on U.S. and European sales.

The licensed radiotherapeutic portfolio includes nanoliposome-encapsulated radionucleotides for several cancer targets. The lead asset is a Rhenium-186-chelated NanoLiposome (RNL™), which is initially being developed for recurrent glioblastoma. RNL™ is currently being evaluated in a NIH/NCI-supported Phase 1 dose-finding clinical trial (NCT01906385) in the U.S.  RNL™ is infused directly into the brain tumor via precision brain mapping and convection enhanced delivery technology to deliver very high therapeutic doses of radiation to patients whose cancer has recurred following initial surgical resection and treatment with chemotherapy and radiation. RNL™ is intended to safely and effectively deliver a dose of radiation directly to the tumor that is up to 30 times greater than that currently being given to patients using external beam radiation therapy.

The growing Plus drug development portfolio consists of product candidates that can provide both significant returns for shareholders and make a clinically meaningful impact for patients. Plus Therapeutics develops drugs for niche and orphan oncology markets that address significantly unmet or substantially underserved medical needs. Each of the company’s portfolio drug candidates is estimated to have a global revenue opportunity of $250 million or more.

About Plus Therapeutics, Inc.

Plus Therapeutics is a clinical-stage pharmaceutical company focused on making a positive impact on patients’ lives and adding value to the healthcare system. We are a publicly-traded company on Nasdaq (PSTV, an abbreviation of ‘POSITIVE’) with our headquarters in Austin, Texas and GMP-validated manufacturing facilities in San Antonio, Texas.  The location of our operations provides us with many potential strategic advantages, including proximity to world-class cancer institutions and researchers and the ability to qualify and apply for funding through the Cancer Prevention and Research Institute of Texas (CPRIT).

Our pipeline of candidate drug products includes our lead drug product candidates, RNL™ and DocePLUS™, which are being developed in the U.S. by a dedicated and energetic team of biologists, chemists, engineers, physicians and other professionals. This diverse and experienced team uses versatile and proprietary nanotechnology to reformulate and deliver chemotherapeutics and radiotherapeutics to provide meaningful benefits to patients and healthcare providers. Our technology platform serves as the foundation of our drug product pipeline and affords us the opportunity to develop additional drugs for rare cancers. More information may be found at www.plustherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements about: the Company’s potential to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers; the Company’s potential to develop drug candidates currently in its product pipeline; and the Company’s potential to develop additional drugs outside of its current pipeline. The forward-looking statements included in this press release are subject to a number of additional material risks and uncertainties, including but not limited to: the risk that the Company is not able to successfully develop product candidates that can leverage the U.S. FDA’s accelerated regulatory pathways; and the risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Contact:

Plus Therapeutics, Inc.
Andrew Sims
VP – Chief Financial Officer, Investor Relations
Phone: +1.619.333.4150
Email: ir@plustherapeutics.com
Website: plustherapeutics.com